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                                                               Exhibit 23.3


                     [WOLF AND COMPANY LOGO AND LETTERHEAD]



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 1 to the Prospectus and Registration Statement on Form S-1 of our report, dated August 3, 2006, on the consolidated financial statements of Hampden Bancorp, MHC as of June 30, 2006 and 2005 and for each of the years in the three-year period ended June 30, 2006, appearing in the Prospectus, which is a part of the Registration Statement on Form S-1. We also consent to the use of our name and the references to us, as appearing under the headings "Tax Aspects of the Conversion", "Legal and Tax Opinions" and "Experts" in this Amendment No. 1 to the Prospectus and Registration Statement.

We also consent to the use of our State Tax Opinion appearing as an exhibit to Amendment No. 1 to the Prospectus and Registration Statement.


/s/ Wolf & Company, P.C.

Boston, Massachusetts
October 25, 2006